UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 27, 2013

JACKSONVILLE BANCORP, INC.

(Exact name of registrant as specified in its charter)

Florida	000-30248	59-3472981
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

100 North Laura Street, Suite 1000 Jacksonville, FL	32202
(Address of principal executive offices)	(Zip Code)

(904) 421-3040

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 27, 2013, the board of directors (the “Board”) of Jacksonville Bancorp, Inc. (the “Company”) appointed three new independent directors to the Board, John A. Delaney, William R. Klich and Terrie G. Spiro, filling three of the vacancies on the Board. On the same date, the board of directors of the Company’s wholly owned subsidiary, The Jacksonville Bank, also appointed John A. Delaney, William R. Klich and Terrie G. Spiro as directors. The directors have not yet been named to serve on any committees of the Board.

The Company issued a press release announcing the appointment of its new directors on June 27, 2013, a copy of which is attached as Exhibit 99.1 to this Current Report on Form 8-K.

There are no arrangements or understandings between any of the new directors and any other person pursuant to which such directors were appointed as directors, and there are no related party transactions with respect to the new directors required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Also on June 27, 2013, Donald F. Glisson, Jr., Chairman of the Board of the Company, was appointed to serve as the Company’s principal executive officer on an interim basis, until a new President and Chief Executive Officer is elected. The biographical information for Mr. Glisson, and the information relating to Mr. Glisson under the heading “Certain Relationships and Related Transactions,” included in the Company’s Definitive Proxy Statement filed on March 29, 2013, is hereby incorporated by reference.

As previously disclosed in the Company’s filings, Stephen C. Green resigned as President and Chief Executive Officer of the Company, and as Chief Executive Officer of the Bank, on June 24, 2013. In connection with Mr. Green’s resignation, the Company, the Bank and Mr. Green entered into a separation, release and non-disparagement agreement on June 27, 2013 (the “Agreement”) under which the Company agreed to provide Mr. Green with severance payments equivalent to his base salary for a period of 18 months, in the sum of $450,000, and Mr. Green agreed to unconditionally release and discharge the Company and the Bank, and certain of their related parties, from all claims, liabilities and obligations, except certain claims relating to retirement and employee benefits. The Agreement also affirms Mr. Green’s covenant not to compete with the Company or the Bank for a period of one year. The foregoing description of the Agreement is qualified in its entirety by the full text of the Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Item 5.03	Amendment to Articles or Bylaws; Change in Fiscal Year.

On June 27, 2013, the Board amended the Company’s Amended and Restated Bylaws, as amended (the “Bylaws”), to provide the Board with discretion, in the event of a vacancy in the office of President or Chief Executive Officer, to appoint one or more other officers of the Company to perform the duties and exercise the powers of the President or the Chief Executive Officer, as the case may be, until such vacancy is filled. The preceding description of the amendment to the Bylaws is qualified in its entirety by reference to the amendment, a copy of which has been filed as Exhibit 3.1 to this Current Report on Form 8-K.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

3.1	Second Amendment to Amended and Restated Bylaws of Jacksonville Bancorp, Inc., effective as of June 27, 2013

10.1	Separation, Release and Non-Disparagement Agreement by and among Jacksonville Bancorp, Inc., The Jacksonville Bank and Stephen C. Green

99.1	Press release dated June 27, 2013

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JACKSONVILLE BANCORP, INC.

By:	/s/ Valerie A. Kendall
Name:	Valerie A. Kendall
Title:	Executive Vice President
and Chief Financial Officer

Date: June 27, 2013

EXHIBIT INDEX

Exhibit No.	Description

3.1	Second Amendment to Amended and Restated Bylaws of Jacksonville Bancorp, Inc., effective as of June 27, 2013

10.1	Separation, Release and Non-Disparagement Agreement by and among Jacksonville Bancorp, Inc., The Jacksonville Bank and Stephen C. Green

99.1	Press release dated June 27, 2013